SECURITIES AND EXCHANGE COMMISSION

                       Washington, D. C. 20549



                              FORM 8-K
                           CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported):
                                June 1, 2001

                        BELLSOUTH CORPORATION
          (Exact name of registrant as specified in its charter)


         Georgia                 1-8607            58-1533433
       (State or other          (Commission      (IRS Employer
       jurisdiction of           File Number)     Identification
       incorporation)                                 No.)


Room 15G03, 1155 Peachtree Street, N. E., Atlanta, Georgia    30309-3610
       (Address of principal executive offices)               (Zip Code)


         Registrant's telephone number, including area code
                            (404) 249-2000

Item 5        Other Matters

BellSouth Corporation announced today it will recognize estimated losses of five to six cents per share in the second quarter of 2001 due to declining currencies in Brazil and Colombia. Approximately one cent per share of these estimated losses are the result of the declining currency in Colombia with the remaining four to five cents resulting from the declining currency in Brazil.



Exhibit No.

  99           BellSouth Second Quarter Results To Be Impacted By FX Losses

                              SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




BELLSOUTH CORPORATION


By:  /s/ W. Patrick Shannon
      W. Patrick Shannon
      Vice President - Finance and
       Supply Chain Management
      June 1, 2001